UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2011

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1900-B Carnegie Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Certain Officers

(d)

Effective May 9, 2011, Mr. Phil Libin was elected by the Board of Directors (the “Board”) of Identive Group, Inc. (the “Company”) to fill an existing vacancy on the Board. Mr. Libin will serve as a Class III director with a term expiring at the Company’s 2013 Annual Meeting of Stockholders. The Board determined that Mr. Libin is independent in accordance with the applicable rules of the NASDAQ Stock Market. The Company’s Board has not yet determined on which committees, if any, Mr. Libin will serve.

Mr. Libin was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Libin and the Company that would require disclosure under Item 404(a) of Regulation S-K. In connection with his election, Mr. Libin will receive an option to acquire 10,000 shares of the Company’s common stock pursuant to the 2007 Stock Option Plan, as amended, and will be entitled to receive the same compensation paid to the Company’s other non-employee directors.

Item 7.01 Regulation FD Disclosure

A press release announcing Mr. Libin’s appointment is attached as Exhibit 99.1 hereto and is incorporated herein by this reference. The information furnished in this Item 7.01(including the attached exhibit) shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIVE GROUP, INC.

May 12, 2011	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 11, 2011.